Rule 424(b)(2)
                                     Registration No. 333-11239




PRICING SUPPLEMENT NO.    10    , DATED     July 9, 1997


(To Prospectus dated September 13, 1996 and Prospectus Supplement dated September 13, 1996)


                       ENERGEN CORPORATION
                   Medium-Term Notes, Series A
                         CUSIP #29265AAH9


FIXED RATE NOTE

Trade Date:                       July 9, 1997


Principal Amount:     $10,000,000         Original Issue Date:   7/14/97

Issue Price:             100 % (Par)      Commission Rate:    0.500%

Net Proceeds:            $ 9,950,000

Interest Rate Per Annum:     6.60%     Stated Maturity Date:    7/15/02

Interest Payment Dates:  April 1 and October 1

Presenting Agent:         Salomon Brothers, Inc.       , as agent

Additional Terms:             None